UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Codorus Valley Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC Driver Opportunity Partners I LP J. Abbott R. Cooper Aashish R. Kamat John E. Kiernan A. Dwight Utz
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐ Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount previously paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania corporation (the “Company”).

Item 1: On March 16, 2022, Driver sent a letter to Craig Kauffman, the Company’s chief executive officer. A copy of the letter is set forth below. Driver also posted the letter to its website and on twitter and LinkedIn. Screen shots of those posts are set forth below.

March 16, 2022

Mr. Craig Kauffman

Chief Executive Officer

Codorus Valley Bancorp, Inc.

105 Leader Heights Road

York, PA 17405

VIA EMAIL

Craig,

On page 40 of Codorus Valley Bancorp, Inc.’s (the “Corporation”) Annual Report on Form 10-K for the year ended December 31, 2021, it states that:

•	The Corporation follows detailed written lending policies and procedures.

Could you please confirm whether the $8,040,000 loan made to Richard Welkowitz—the loan where the only collateral was not, in fact a Ferrari worth $45-50 million, but a Faux-rrari that sold at auction for $209,000—was made in accordance with the Corporation’s detailed written lending policies and procedures?

To the extent that it was—which I doubt very much—could you please make public the Corporation’s detailed written lending policies and procedures for making loans where the collateral is extremely rare and valuable automobiles?

Thanks in advance for your prompt response.

Very truly yours,

/s/ J. Abbott R. Cooper

2

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Aashish Kamat, John E. Kiernan and A. Dwight Utz.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 640,880 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 640,880 shares of Common Stock, including 1,000 shares held in record name. As the general partner of Driver Opportunity, Driver Management may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, none of Messrs. Kamat, Kiernan or Utz own beneficially or of record any securities of the Company.

3

4

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Aashish Kamat, John E. Kiernan and A. Dwight Utz.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 640,880 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 640,880 shares of Common Stock, including 1,000 shares held in record name. As the general partner of Driver Opportunity, Driver Management may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, none of Messrs. Kamat, Kiernan or Utz own beneficially or of record any securities of the Company.

5